    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 30, 1995

                                                      REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                            NATIONAL HEALTHCARE L.P.
      (Exact name of registrant as specified in its partnership agreement)

                   DELAWARE                                     62-1293855
(State or other jurisdiction of incorporation    (I.R.S. Employer Identification Number)
                or organization)

                          100 VINE STREET - SUITE 1400
                         MURFREESBORO, TENNESSEE 37130
                                 (615) 890-2020
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                            RICHARD F. LAROCHE, JR.
                      SENIOR VICE PRESIDENT AND SECRETARY
                            NATIONAL HEALTHCARE L.P.
                          100 VINE STREET - SUITE 1400
                         MURFREESBORO, TENNESSEE 37130
                                 (615) 890-2020
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ---------------------
                                   COPIES TO:

               ERNEST E. HYNE II                                   MITCHELL S. FISHMAN
  HARWELL HOWARD HYNE GABBERT & MANNER, P.C.            PAUL, WEISS, RIFKIND, WHARTON & GARRISON
          1800 FIRST AMERICAN CENTER                           1285 AVENUE OF THE AMERICAS
          NASHVILLE, TENNESSEE 37219                            NEW YORK, NEW YORK 10019
                (615) 256-0500                                       (212) 373-3000

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                             ---------------------
    If the only securities being registered on this Form are being offered pursuant to dividend or interest investment plans, please check the following box. / /
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------
  TITLE OF EACH CLASS OF        AMOUNT        PROPOSED MAXIMUM   PROPOSED MAXIMUM
     SECURITIES TO BE            TO BE         OFFERING PRICE        AGGREGATE          AMOUNT OF
         REGISTERED           REGISTERED      PER DEBENTURE(1)    OFFERING PRICE    REGISTRATION FEE
- ------------------------------------------------------------------------------------------------------
6% Senior Subordinated
  Convertible
  Debentures..............     $30,000,000          2,022          60,665,929.50       $20,919.18
Units.....................         (2)                                                     (3)
- ------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------

(1) Estimated on an as-if-converted basis, based on the closing price of the
    Units on August 28, 1995.
(2) Such indeterminate number of Units as may be required for issuance upon conversion of the Debentures.
(3) Pursuant to Rule 457, the registration fee is calculated on the basis of the proposed offering price of the convertible debentures alone, as no additional consideration is to be received in connection with the exercise of the conversion privilege.
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE
ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS DATED AUGUST 30, 1995

PROSPECTUS

                            NATIONAL HEALTHCARE L.P.

                                  $30,000,000

            6.0% SENIOR SUBORDINATED CONVERTIBLE DEBENTURES DUE 2000
                             ---------------------
     This Prospectus relates to 6.0% Senior Subordinated Convertible Debentures due 2000 (the "Debentures") of National HealthCare L.P. (the "Company" or "NHC") in the aggregate principal amount of $30,000,000 to be sold on behalf of The 1818 Fund, L.P. (the "Selling Securityholder"). The Debentures mature on July 1, 2000. The Debentures are convertible at any time prior to maturity, unless previously redeemed, into limited partnership units (the "Units") of NHC at a conversion price of $15.2063 per Unit, subject to adjustment in certain circumstances. Interest on the Debentures is payable quarterly on the last business day of March, June, September and December of each year. In the event of a Change of Control of the Company, each holder of a Debenture ("Holder") will have the right to require the Company to redeem the Debentures at a redemption price of 125% of the principal amount, plus accrued and unpaid interest. The Debentures are unsecured and subordinated in right of payment to all Senior Indebtedness of the Company. See "Description of the Debentures." At June 30, 1995, the amount of outstanding Senior Indebtedness of the Company was approximately $294,794,000.

     None of the proceeds from the sale of the Debentures will be received by the Company. The Company has paid all costs and fees associated with the registration of the Debentures under the Federal and state securities laws and the preparation and delivery of this Prospectus, certain of which will be reimbursed by the Selling Securityholder.

     The Debentures may be sold at any time and from time to time: (i) directly by the Selling Securityholder; (ii) through underwriting syndicates represented by one or more managing underwriters, or by one or more underwriters without a syndicate; and (iii) through brokers, dealers or other agents designated from time to time. The names of any underwriters or agents of the Selling Securityholder involved in the sale of the Debentures in respect of which this Prospectus is being delivered and any applicable commissions or discounts will be set forth in an accompanying supplement to this Prospectus (the "Prospectus Supplement"). See "Plan of Distribution."

     The Units are listed on the American Stock Exchange under the symbol "NHC." On August 28, 1995, the reported closing price of the Company's Units on the American Stock Exchange was $30.75 per Unit. Application will be made to list the Debentures on the American Stock Exchange under the symbol "NHC.A."

                             ---------------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.

                             ---------------------

     This Prospectus may not be used to consummate sales of Debentures unless accompanied by a Prospectus Supplement.

                             ---------------------

                The date of this Prospectus is August 30, 1995.

                             AVAILABLE INFORMATION

     The Company's principal executive offices are located at 100 Vine Street, Suite 1400, Murfreesboro, Tennessee 37130, (615) 890-2020. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Copies of such reports and other information filed by the Company can be obtained, at prescribed rates, from the Public Reference Section of the Commission at room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports and other information can be inspected at the Public Reference Section referred to above and at the Regional Offices of the Commission at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 75 Park Place, 14th Floor, New York, New York 10007. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Units of the Company are listed on the American Stock Exchange, and reports, proxy and information statements and other information concerning the Company can be inspected and copied at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006-1881.

     The Company has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus and any accompanying Prospectus Supplement do not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

     Statements made in this Prospectus and any accompanying Prospectus Supplement as to the contents of any contract or other document referred to are not necessarily complete, and reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference:

          The Annual Report of the Company on Form 10-K for the year ended December 31, 1994.

          The Quarterly Reports of the Company on Form 10-Q for the quarters ended March 31, and June 30, 1995.

          The Company's Registration Statement on Form 8-A relating to the Company's Units.

     All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the request of such person, a copy of any or all of the documents which are incorporated by reference in this Prospectus, but not delivered herewith, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests should be directed to Richard F. LaRoche, Jr., Senior Vice President, Secretary and General Counsel, National HealthCare L.P., 100 Vine Street, Suite 1400, Murfreesboro, Tennessee 37130, (615) 890-2020.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                                         SIX MONTHS
                                                                                            ENDED
                                                   YEAR ENDED DECEMBER 31,                JUNE 30,
                                           ----------------------------------------     -------------
                                           1990     1991     1992     1993     1994     1994     1995
                                           ----     ----     ----     ----     ----     ----     ----
Ratio of earnings to fixed charges.......  2.77     2.25     1.73     3.97     2.11     2.09     2.02

     For the purposes of calculating the ratio of earnings to fixed charges, net income has been added to fixed charges and that sum has been divided by such fixed charges. Fixed charges consist of interest expense, whether expensed or capitalized and amortization of debt expense and discount or premium relating to any indebtedness, whether expensed or capitalized.

                                USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Debentures by the Selling Securityholder.

                             SELLING SECURITYHOLDER

     The Company, in a private placement completed on May 12, 1992, sold, and the Selling Securityholder purchased, a 6.0% Senior Subordinated Convertible Note due July 1, 2000 (the "Note") in the aggregate principal amount of $30,000,000. Pursuant to the terms of the Note, prior to the date of this Prospectus the Note was exchanged for $30,000,000 in principal amount of the Debentures. Pursuant to the offering described in this Registration Statement (the "Offering,") the Company is registering, on behalf of the Selling Securityholder, $30,000,000 aggregate principal amount of the Debentures.

     The table below sets forth certain information regarding the beneficial ownership of the Debentures, as of August 28, 1995, by the Selling Securityholder both before and after giving effect to the Offering, assuming all of the Debentures are sold in the Offering. After completing the sale of an aggregate of $30,000,000 of the Debentures being offered hereby, the Selling Securityholder will retain no interest in the Company.

                                                                                        DEBENTURES
                                                  DEBENTURES                           BENEFICIALLY
                                              BENEFICIALLY OWNED      DEBENTURES      OWNED AFTER THE
                                              PRIOR TO OFFERING       TO BE SOLD         OFFERING
                                            ----------------------      IN THE       -----------------
                                              AMOUNT       PERCENT     OFFERING      AMOUNT    PERCENT
                                            -----------    -------    -----------    ------    -------
Selling Securityholder....................  $30,000,000      100%     $30,000,000      $0         0%

     The Selling Securityholder's Debentures covered by this Prospectus may be sold from time to time so long as this Prospectus remains current and in effect and is accompanied by a Prospectus Supplement.

                         DESCRIPTION OF THE DEBENTURES

GENERAL

     The Debentures were issued to the Selling Securityholder under an Indenture (the "Indenture") dated August 29, 1995 between the Company and First American National Bank as trustee (the "Trustee"), a copy of which has been filed as an exhibit to the Registration Statement. The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made apart thereof by the Trust Indenture Act of 1939, as amended. Wherever particular sections or defined terms of the Indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference. Capitalized terms used herein and not otherwise defined have the meanings specified in the Indenture. All parenthetical references are to sections of the Indenture.

     The Debentures are unsecured senior subordinated obligations of the Company, in the aggregate principal amount of $30,000,000 and are convertible into Units. The Company will pay interest on the principal amount of the Debentures at a rate of 6.0% per annum. Interest is computed on the basis of a 360-day year consisting of twelve 30-day months and is payable in quarterly installments in arrears on the last business day of March, June, September and December of each year to the record holder of such Debenture at the close of business on the fifteenth day of March, June, September and December, respectively, even if such Debenture is converted or canceled after such record date and on or before the interest payment date. The Company will pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at a rate equal to 8.0% per annum. Principal and interest on the Debentures will be payable at the office of the Trustee.

OPTIONAL REDEMPTION

     Except as otherwise provided herein, the Company does not have any right to prepay or redeem the Debentures. On and after January 1, 1998 or, if the Company shall have elected to be taxable as a corporation and as of the Redemption Date (as defined below) the current market price of the aggregate number of Units into which the Debentures to be redeemed shall be convertible as of the Redemption Date shall equal or exceed the Recovery Amount (as defined below), on or after May 12, 1996, the Company shall have the right, at any time and from time to time at its sole option and election, to redeem the Debentures, in whole or in part in integral multiples of $10,000,000 outstanding principal amount, on not less than 30 days notice of the date of redemption, which must be a Business Day (any such date an "Redemption Date"), at a price (the "Redemption Price") equal to (i) the outstanding principal amount of the Debentures to be redeemed plus (ii) an amount equal to all accrued and unpaid interest thereon, whether or not currently payable, to the applicable Redemption Date, in cash or other immediately available funds. For purposes hereof, "Recovery Amount" shall mean the amount by which (i) the amount that results from compounding the principal amount of the Debentures to be redeemed at a rate of 25 percent per annum from the date of issuance of the Note to the Redemption Date exceeds (ii) the amount that results from compounding all amounts of interest paid, including Additional Interest (as defined in the Indenture), and other distributions made with respect to the principal amount of the Debentures to be redeemed on or prior to the Redemption Date at a rate of 25 percent per annum from, in the case of each such payment of interest or other distribution, the date such payment or other distribution is made to the Redemption Date. (Section 3.01.)

     Notice of any redemption of the Debentures shall be mailed at least 30, but not more than 60, days prior to the date fixed for redemption to each Holder of the Debentures to be redeemed, at such Holder's address as it appears on the transfer books of the Company. (Section 3.01(b).)

     If there is a redemption of less than the entire outstanding principal amount of all outstanding Debentures, each outstanding Debenture shall be redeemed in part pro rata to all other outstanding Debentures on the basis of outstanding principal amount of such Debentures. (Section 3.02.)

     On the date of any redemption being made pursuant to this optional redemption which is specified in a notice given as described above, the Company shall, and at any time after such notice shall have been mailed and before the date of redemption the Company may, deposit for the benefit of the Holders of the Debentures to be redeemed the funds necessary for such redemption with the Paying Agent (as defined in the Indenture). (Section 3.05.)

     Notice of redemption having been given as aforesaid, upon the deposit of funds as described above, notwithstanding that any such Debentures themselves shall not have been surrendered for cancellation, from and after the date of redemption designated in the notice of redemption (i) that portion of the principal amount of the Debentures that is to be redeemed shall no longer be deemed outstanding, (ii) the rights to receive interest thereon shall cease to accrue and (iii) all rights of the Holders to be redeemed shall cease and terminate with respect to that portion of the principal amount of the Debentures that is to be redeemed, excepting only the right to receive the Redemption Price therefor and the right to convert such Debentures into Units until the close of business on the date of redemption; provided, however, that if the Company shall default in the payment of the Redemption Price, that portion of the principal amount of the Debentures that was to be redeemed shall thereafter be deemed to be outstanding and the Holders thereof shall have all of the rights of a Holder of Debentures until such time as such default shall no longer be continuing or shall have been waived by Holders of at least 66 2/3% of the then outstanding principal amount of the Debentures. (Section 3.04.)

CONVERSION RIGHTS

     The Holders shall have the right, at their option, at any time and from time to time, to convert, subject to certain conditions, any or all of the then outstanding principal amount of the Debentures into such number of fully paid and non-assessable Units as is equal, subject to the provision in the Indenture regarding fractional Units, to the quotient of the principal of the Debentures being so converted divided by the Conversion Price (as defined below) then in effect, except that with respect to any portion of the Debentures which shall be called for redemption, such right shall terminate at the close of business on the date of redemption for such portion of the Debentures, unless in any such case the Company shall default in performance or payment due upon redemption thereof. The "Conversion Price" shall be $15.2063, subject to adjustment if the Company shall, among other things, at any time or from time to time (i) pay a dividend or make a distribution (other than a dividend or distribution paid or made to the Debenture Holders) on the outstanding Units in Units or other equity interests (which, for purposes of this condition shall include, without limitation, any dividends or distributions in the form of options, warrants or other rights to acquire Units or other equity interests) of the Company, (ii) subdivide the outstanding Units into a larger number of Units, (iii) combine the outstanding Units into a smaller number of Units, (iv) issue any equity interest in a reclassification of the Units, (v) pay a dividend or make a distribution on the outstanding Units in Units or other equity interests pursuant to a rights plan, "poison pill" or similar arrangement, (vi) sell Units (or securities convertible into or exchangeable for Units, or any options, warrants or other rights to acquire Units) (subject to certain exceptions) at a price per Unit less than the Current Market Price per Unit (as defined in the Indenture) or at a price per Unit less than the Conversion Price then in effect; (vii) distribute with respect to the Units cash, evidences of indebtedness of the Company or another issuer, securities of the Company or another issuer or other assets (with certain exceptions described in the Indenture); or (viii) take any action affecting the Units or the Company's other equity interests as determined in good faith by the Board of Directors. (Section 10.04.)

     Such conversion right shall be exercised by the surrender of the Debenture to the Company at any time during usual business hours at its principal place of business to be maintained by it, accompanied by written notice that the Holder elects to convert the Debenture (or a specified portion of the outstanding principal amount thereof) and specifying the name or names (with address) in which a certificate or certificates for Units are to be issued and (if so required by the Company) by a written instrument or instruments of transfer in form reasonably satisfactory to the Company duly executed by the Holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required under the Indenture. If less than all of the then outstanding principal amount of the Holder's Debentures are to be converted, the Company will promptly issue and deliver to the Holder a new Debenture in the principal amount of the unconverted portion of the Debenture submitted for conversion. (Sections 10.01 and 10.07.)

CHANGE OF CONTROL

     The Company shall, within 15 Business Days of a Change of Control (as defined below) redeem the Debentures at the option of the Holders at a redemption price of 125% of the principal amount plus accrued and unpaid interest. A "Change of Control" shall be deemed to have occurred:

          (i) At such times as any person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act, not including Mr. W. Andrew Adams ("Adams"), National Healthcare Corporation, a Tennessee corporation ("Administrative General Partner"), the Managing General Partner and each of the shareholders of the Managing General Partner (collectively, "Current Management"), is or becomes the beneficial owner, directly or indirectly, of outstanding Units of the Company or of shares of capital stock of the Managing General Partner of the Company, entitling such Person or Persons to exercise 50% or more of the total votes entitled to be cast at a regular or special meeting, or by action by written consent, of the Unit holders of the Company or of the shareholders of the Managing General Partner, as the case may be;

          (ii) If a majority of the Board of Directors of the Managing General Partner shall consist of persons other than those persons who were members of the Board of Directors of the Managing General Partner on May 12, 1992 and any other member of the Board of Directors of the Managing General Partner who was recommended or elected to succeed or become a director by a majority of directors who were on May 12, 1992 members of the Board of Directors of the Managing General Partner.

          (iii) At such time as the Unit holders of the Company or holders of shares of capital stock of the Managing General Partner, as the case may be, shall have approved a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the persons who were the respective beneficial owners of the outstanding Units of the Company or, of the outstanding shares of capital stock of the Managing General Partner, as the case may be, immediately prior to such reorganization, merger or consolidation, beneficially own, directly or indirectly, less than 50% of the combined voting power of the then outstanding Units of the Company or the outstanding shares of capital stock of the Managing General Partner, as the case may be, resulting from such reorganization, merger or consolidation;

          (iv) At the earlier of the approval of (A) the Unit holders of the Company, (B) the holders of shares of capital stock of the Managing General Partner or (C) the Board of Directors of the Managing General Partner of the sale or other disposition of all or substantially all the assets of the Company or the Managing General Partner, as the case may be, in one transaction or in a series of related transactions, other than (1) a transaction or series of transactions effected solely for the purpose of converting the form of the Company to a corporation and in which Unit holders of the Company prior to such conversion acquire, on a pro rata basis, all of the capital stock of the Company following such conversion or
     (2) a distribution of assets by the Company to all of its Unit holders on a pro rata basis;

          (v) If immediately after any merger, consolidation, combination, reclassification or recapitalization, Current Management (A) shall have increased the aggregate percentage of the outstanding Units of the Company represented by the Units they beneficially own, directly or indirectly, by 20% of such outstanding Units or more (or if the entity surviving such transaction is a corporation, the Current Management's ownership in the new entity shall have increased by 20% or more of the Current Management's aggregate percentage of ownership of the Company immediately prior to the transaction) and (B) shall be the beneficial owners directly or indirectly, of outstanding Units or shares of stock of the Company (or any person surviving such transaction) entitling the Current Management collectively to exercise 50% or more of the total voting power of all Units and other voting equity interest, if any, of the Company (or the surviving person in such transaction) and, in anticipation of, in connection with or as a result of such transaction, the Company (or such surviving person) shall have incurred or issued additional indebtedness such that the total indebtedness so incurred or issued equals at least 50% of the consideration payable in such transaction; provided, however, that any such transaction shall not be considered a Change of Control if the Holders shall have participated therein on no less than a pari passu basis (assuming conversion of all of the Holders' Debentures into Units) with Current Management collectively;

          (vi) At the earlier of the approval by (A) the Unit holders of the Company or (B) the Board of Directors of the Managing General Partner of any transaction the result of which is that the Units shall no longer be required to be registered under Section 12 of the Exchange Act and that the holders of Units do not receive common stock of the Person surviving such transaction which is required to be registered under Section 12 of the Exchange Act.

          (vii) If a Person other than Adams shall become Special General Partner (as defined in the Amended and Restated Agreement of Limited Partnership of the Company), other than solely by reason of the death, disability or personal bankruptcy of Adams (Section 11.02.)

     The Company's offer to redeem due to the occurrence of a Change of Control (the "Change of Control Offer") shall remain open from the time of mailing until the redemption date set forth in the notice of offer (the "Notice of Offer"), which must be accompanied by certain financial statements and officer's certificates. (Section 11.03.)

SUBORDINATION

     The payment of the principal of, premium, if any, and interest on the Debentures, together with any other payments payable in respect of the Debentures, including, without limitation, any amount payable in connection with the redemption or repurchase of the Debentures ("Subordinated Amounts") is subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined below), whether outstanding at the date of this Prospectus or hereafter incurred. The term "Senior Indebtedness" means the principal of, premium, if any, and interest on, and any other payment due pursuant to any of the following, whether outstanding at the date hereof or hereafter incurred or created: (a) all indebtedness of the Company for money borrowed arising under or in connection with any of the loan agreements, indentures of trust, guarantees and other documents relating to Company indebtedness with or to State Street Bank and Trust Company of Connecticut, Third National Bank in Nashville and/or the Toronto Dominion Bank, as any of such documents may be amended, modified or replaced from time to time (the "Credit Agreement"), as amended and as any of them may be further amended or modified from time to time, and all renewals, extensions, refundings or refinancings of such indebtedness incurred with financial institutions, insurance companies or other institutional lenders, (any such indebtedness and renewals, extensions, refundings or refinancings thereof, "Senior Institutional Indebtedness"); (b) all indebtedness of the Company for money borrowed other than Senior Institutional Indebtedness (including, without limitation, any indebtedness secured by a mortgage, conditional sales contract or other lien which is (i) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another, or
(ii) existing on property at the time of acquisition thereof); (c) all indebtedness of the Company evidenced by debentures, bonds or other securities sold by the Company for money; (d) all lease obligations of the Company which are capitalized on the books of the Company in accordance with generally accepted accounting principles; (e) all indebtedness of others of the kinds described in either of the preceding clauses (b) or (c) and all lease obligations of others of the kind described in the preceding clause (d) assumed by or guaranteed in any manner by the Company or in effect guaranteed by the Company through an agreement to purchase, contingent or otherwise; (f) all indebtedness of any subsidiary of the Company or of National Health Investors, Inc., for which the Company is liable as a guarantor; (g) all renewals, extensions, refundings or refinancings of indebtedness of the kinds described in any of the preceding clauses (b), (c), (e) and (f) and all renewals or extensions of lease obligations of the kinds described in either of the preceding clauses (d) and (e); (h) interest accruing subsequent to the filing of a petition initiating any bankruptcy, insolvency or similar proceeding with respect to any indebtedness or lease obligation of the Company; (i) all obligations of the Company in respect of any rate hedging agreement entered into with any holder of any Senior Indebtedness; and (j) all fees, expenses, reimbursements and other amounts payable to holders of Senior Indebtedness under the terms of the instrument or lease creating or evidencing the same, unless in the case of any particular indebtedness, lease, renewal, extension, refunding or refinancing, the instrument or lease creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, lease, renewal, extension, refunding or refinancing is not senior in right of payment to the Debentures or is expressly subordinate by its terms in right of payment to all other indebtedness of the

Company. (Section 11.01.) As of June 30, 1995, the aggregate amount of Senior Indebtedness of the Company was approximately $294,794,000.

     No payment shall be made by the Company of any subordinated amounts: (a) in the event and during the continuation of any default in the payment (a "Payment Default") of principal, premium, if any, interest or any other payment due on any Senior Indebtedness under or in connection with the instrument, agreement or lease evidencing such Senior Indebtedness and the holders of the requisite principal amounts of such Senior Indebtedness or their agents shall not have delivered to the Holders a notice of waiver of the benefits of this clause (a) and a consent to the making of scheduled payments on or on account of the Debentures or taking any other prohibited action until further notice from such holders or such agents; or (b) in the event of receipt of written notice by the Holders from the holders of any Senior Institutional Indebtedness or their representatives of a default (other than a Payment Default) permitting acceleration of any Senior Institutional Indebtedness for a period (the "Blockage Period") terminating on the earlier to occur of (i) the cure, waiver or cessation of such default or (ii) 180 days from the date of receipt of written notice thereof by the Holders. At the expiration of such Blockage Period, and so long as there does not exist a Payment Default, the Company shall promptly pay to the Holders all sums not paid during such Blockage Period as a result of this paragraph. For all purposes of this paragraph, no event of default which existed or was continuing with respect to the Senior Institutional Indebtedness to which the Blockage Period relates on the date such Blockage Period commenced shall be or be made the basis for the commencement of any subsequent Blockage Period by the holder or holders of such Senior Institutional Indebtedness (or their respective agents) unless such event of default is cured or waived for a period of not less than 90 consecutive days. There shall be no more than one Blockage Period initiated in any 360 day period. (Section 11.02.)

     Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made on account of the principal, premium, if any, or interest on, or other amounts payable in respect of, the Debentures including, without limitation, any amount payable in connection with the redemption of the Debentures; and upon any such dissolution, winding-up or liquidation or reorganization, any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders would be entitled, except for the subordination provisions, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holders if received by them, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Holders. (Section 11.02.)

     In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Holders before all Senior Indebtedness is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instrument evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness. (Section 11.02.)

     Subject to the payment in full of all Senior Indebtedness, the rights of the Holders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Debentures shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders would be entitled except for the subordination provisions, and no payment to or for the benefit of the holders of Senior Indebtedness by the Holders, shall, as between the Company, its creditors other than holders of Senior Indebtedness and the Holders, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. (Section 11.03.)

     If any payment or distribution to which the Holders otherwise would have been entitled but for the subordination provisions shall have been applied, pursuant to the subordination provisions, to the payment of amounts payable under Senior Indebtedness of the Company, then, and in such case, the Holders shall be entitled to receive from the holders of Senior Indebtedness the full amount of any such payments or distributions received by holders of Senior Indebtedness in excess of the amount sufficient to pay in full all amounts payable under or in respect of, the Senior Indebtedness of the Company. (Section 11.03.)

     The Company shall give prompt written notice to the Holders of any fact known to the Company which would prohibit the making of any payment to the Holders. (Section 11.05.)

EVENTS OF DEFAULT, NOTICE AND WAIVER

     The following is a summary of certain provisions of the Indenture relating to events of default, notice and waiver.

     The following, among other things, are Events of Default under the Indenture with respect to the Debentures: (i) default in the payment of interest on the Debentures when due and payable which continues for 15 business days;
(ii) default in the payment of principal of the Debentures when due and payable, at maturity, upon redemption or otherwise; (iii) failure to perform any other covenant of the Company contained in the Indenture or the Debentures which continues for 30 days after notice as provided in the Indenture; (iv) default in the payment of Indebtedness in an aggregate principal amount in excess of $10,000,000, when due, after grace periods with respect thereto shall have expired and upon non-waiver by the holders of any such Indebtedness and such default continues unremedied for 30 days, or there has been an acceleration of in excess of $10,000,000 aggregate principal amount of Indebtedness of the Company by the holder thereof following an event of default as defined in such Indebtedness whether existing on the date of the execution of the Indenture or thereafter created; (v) a judgment for the payment of money, the uninsured portion of which exceeds $10,000,000 is rendered against the Company and remains undischarged for a period of 60 days after the date on which the judgment has been rendered unless no proceeding for execution of such judgment has been commenced or any such proceeding has been stayed; and (vi) certain events of bankruptcy, insolvency or reorganization relating to the Company.

     If an Event of Default occurs (other than an Event of Default described in (vi) above) and is continuing with respect to the Debentures, either the Trustee or the Holders of at least 25% in principal amount of the Debentures may declare all of the Debentures to be due and payable immediately. If an Event of Default described in (vi) above occurs, the Debentures shall automatically become immediately due and payable.

     The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debentures. Subject to certain limitations, holders of a majority in principal amount of the Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file with the Trustee annually an officers' statement as to the absence of defaults in fulfilling any of its obligations under the Indenture.

MODIFICATION OF THE INDENTURE

     Under the Indenture, with certain exceptions, the rights and obligations of the Company with respect to the Debentures and the rights of Holders of such Debentures may only be modified by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the outstanding

Debentures. However, without the consent of each Holder of any Debenture affected, an amendment, waiver or supplement may not, among other things, (i) reduce the principal of, or rate of interest on, the Debentures, (ii) extend the maturity date of the principal of, or any installment of interest on, the Debentures; (iii) waive (unless cured) a default in the payment of the principal amount of, or the interest on, or any premium payable on redemption of, the Debentures; (iv) change the currency for payment of the principal of, or premium or interest on, the Debentures; (v) impair the right to institute suit for the enforcement of any such payment when due; (vi) adversely affect any right to convert the Debentures; (vii) reduce the amount of outstanding Debentures necessary to consent to an amendment, supplement or waiver provided for in the Indenture; or (viii) modify any provisions of the Indenture relating to the modification and amendment of the Indenture or waivers of past defaults, except as otherwise specified.

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

     The Indenture provides that the Company may not merge or consolidate with, or sell or convey all, or substantially all, of its assets to another person unless such person is a company or a partnership organized under the laws of the United States, any states thereof or the District of Columbia; such person assumes by supplemental indenture all the obligations of the Company under the Debentures and the Indenture; such person has a consolidated net worth at least equal to the consolidated net worth of the Company immediately prior to such transaction and immediately after the transaction no default or Event of Default shall exist.

     No consent of Holders is required for the Company to consolidate with or merge into or transfer or lease substantially all of its assets to another corporation or partnership which assumes the obligations of the Company under the Indenture and Debentures or for any reorganization within the meaning of
Section 368(a)(1)(B) of the Internal Revenue Code nor is any such consent of Holders required for any amendment of the Indenture or the Debentures by the Company and the Trustee to cure any ambiguity, defect or inconsistency, or to provide for uncertificated Debentures in addition to certified Debentures, or to make any change that does not adversely affect the right of any Holder.

GOVERNING LAW

     The Indenture and the Debentures will be governed by and construed in accordance with the laws of the State of New York.

                              PLAN OF DISTRIBUTION

     The Selling Securityholder may sell the Debentures at any time and from time to time: (i) directly; (ii) through underwriting syndicates represented by one or more managing underwriters, or by one or more underwriters without a syndicate; and (iii) through brokers, dealers or other agents designated from time to time. The names of any underwriters or agents of the Selling Securityholder involved in the sale of the Debentures in respect of which this Prospectus is being delivered and any applicable commissions or discounts will be set forth in the Prospectus Supplement.

     Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transactions with or perform services for the Company in the ordinary course of business.

     Prior to this Offering, there has been no public market for the Debentures. Application will be made to list the Debentures on the American Stock Exchange. The Units are listed on the American Stock Exchange under the symbol "NHC".

     The Selling Securityholder and any broker or dealer to or through whom any of the Debentures are sold may be deemed to be an underwriter within the meaning of the Securities Act with respect to the Debentures offered hereby, and any profits realized by the Selling Securityholder or such brokers or dealers may be deemed to be underwriting discounts or commissions. The registration of the Debentures under the Securities Act shall not be deemed an admission by the Selling Securityholder or the Company that the Selling Securityholder is an underwriter of any Debentures offered under this Prospectus for purposes of the Securities Act.

                                 LEGAL MATTERS

     The validity of the Debentures offered hereby will be passed upon for the Company by Harwell Howard Hyne Gabbert & Manner, P.C., 1800 First American Center, Nashville, Tennessee 37238.

                                    EXPERTS

     The consolidated financial statements and schedules of the Company as of and for the periods ended December 31, 1994, December 31, 1993 and December 31, 1992, incorporated by reference herein, from the Company's Annual Report on Form 10-K for the year ended December 31, 1994, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

             ------------------------------------------------------
             ------------------------------------------------------

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY, ANY OF THE DEBENTURES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

                             ---------------------

                               TABLE OF CONTENTS
                                   PROSPECTUS

                                         PAGE
                                         ----
Available Information..................     2
Incorporation of Certain Information by
  Reference............................     2
Ratio of Earnings to Fixed Charges.....     3
Use of Proceeds........................     3
Selling Securityholder.................     3
Description of the Debentures..........     4
Plan of Distribution...................    11
Legal Matters..........................    11
Experts................................    11

             ------------------------------------------------------
             ------------------------------------------------------

             ------------------------------------------------------
             ------------------------------------------------------
                            NATIONAL HEALTHCARE L.P.

                            6.0% SENIOR SUBORDINATED
                             CONVERTIBLE DEBENTURES
                                    DUE 2000
                            ------------------------
                                   PROSPECTUS
                            ------------------------
                                August 30, 1995
             ------------------------------------------------------
             ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    Registration Fee........................................................  $ 20,919.18
    Listing Fee*............................................................    22,500.00
    Blue Sky fees and expenses*.............................................     5,000.00
    Accounting fees and expenses*...........................................    15,000.00
    Legal fees and expenses*................................................    50,000.00
    Transfer Agent Fees*....................................................     5,000.00
    Printing and Engraving costs*...........................................    20,000.00
    Miscellaneous*..........................................................     6,580.82
                                                                              -----------
                   Total....................................................  $145,000.00

- ---------------

* Estimated

                                INDEMNIFICATION

ITEM 15.

     Indemnification of General Partners. The Company's Amended and Restated Agreement of Limited Partnership (the "Agreement") provides that the Company shall indemnify and hold harmless each general partner as follows:

          (a) In any threatened, pending or completed action, suit or proceeding to which a general partner or an officer, director, employee or agent of the Partnership or of a general partner or of National Healthcare Corporation ("Indemnitee") was or is a party or is threatened to be made a party or is otherwise involved by reason of the fact that he or it is or was a general partner of the Company or an officer, director, employee or agent of the Company or of a general partner or of National Healthcare Corporation, the Company shall indemnify such Indemnitee to the fullest extent permitted by law against expenses, including attorney's fees, judgments and amounts paid in settlement, actually and reasonably incurred by such Indemnitee in connection with such action, suit or proceeding, if the Indemnitee acted in good faith and in a manner he or it reasonably believed to be in or not opposed to the best interests of the Company (or National Healthcare Corporation as the case may be) and, with respect to any criminal proceeding, had no reasonable cause to believe that his or its conduct was unlawful and provided that such Indemnitee's conduct does not constitute gross negligence, or willful or wanton misconduct. The termination of any action, suit or proceeding by judgment, order, or settlement shall not, of itself, create a presumption that such Indemnitee did not act in good faith and in a manner that he or it reasonably believed to be in or not opposed to the best interests of the Company or had reasonable cause to believe that his or its conduct was unlawful. The indemnification of officers, directors, employees or agents of National Healthcare Corporation shall be interpreted as an indemnification with respect to conduct of such an Indemnitee at any time prior to consummation of the Plan (as defined in the Agreement). Notwithstanding the foregoing, neither a general partner nor any partner, officer, director, employee or agent of a general partner or of the Company or of National Healthcare Corporation shall be indemnified from any liabilities, costs and expenses incurred by it in connection with any claim or settlement involving allegations that federal or state securities laws were violated unless there has been a successful adjudication on the merits as a result of a trial or such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction and such indemnification is specifically approved by a court which shall have been advised as to the current position of the Securities and Exchange Commission, and the California Commissioner of Corporations, regarding indemnification for violations of securities laws.

          (b) Any indemnification pursuant to the above, unless ordered by a court, shall be made by the Company only as authorized in the specific case and only upon a determination by independent legal counsel in a written opinion that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct. Any such indemnification shall be made only out of the assets of the Company. In no event may an Indemnitee subject the limited partners, the general partners or assignees of same to personal liability by reason thereof.

          (c) The Company may purchase and maintain insurance on behalf of any general partner (and officers, directors, employees and trustees thereof) and such other persons as the Managing General Partner shall determine against liability which may be asserted against or expense which may be incurred by such person in connection with Company activities whether or not the Company would have the power to indemnify such person against such liability under the provisions of the Agreement.

          (d) To the fullest extent permitted by law, expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to this section shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of any undertaking by or on behalf of the Indemnitee to repay such amount unless it shall be determined that such person is entitled to be indemnified as authorized in this Section.

          (e) The indemnification provided by this section shall be in addition to any other rights to which those indemnified may be entitled under any agreement, vote of the partners of the Company, as a matter of law or otherwise, both as to an action in the Indemnitee's capacity as a general partner or as an officer, director, employee or agent of the Company or of a general partner or National Healthcare Corporation and to an action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee. The Managing General Partner may, with the concurrence of a majority of the Conflict of Interests Committee (as defined in the Agreement) enter into, on behalf of the Company, contracts of indemnification with the general partners, which are not inconsistent with the provisions of this Section.

          (f) An Indemnitee shall not be denied indemnification in whole or in part under this section because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of the Agreement.

          (g) The indemnification provided in this Section is for the benefit of the Indemnitees and shall not be deemed to create any right to indemnification for any other persons.

     Exculpation. The general partners shall have no liability to the limited partners for the return of their Capital Contributions (as defined in the Agreement) or for any loss, damage, liability or expense arising out of the Agreement or the business of the Company except as caused by gross negligence, misconduct in the performance of their fiduciary duties to the limited partners, violation of any of the provisions of the Agreement or as may elsewhere be expressly provided.

     Limitation of Liability. A limited partner shall not be personally liable for losses or debts of the Company except as provided in the Delaware Revised Uniform Limited Partnership Act. A limited partner of a partnership may be required by law to return to such partnership amounts previously distributed to him as a Return of Capital, as that term is defined in the Agreement. It is the intent of the partners that no distribution to any limited partner pursuant to the Agreement shall be deemed a return or withdrawal of capital, even if such distribution represents, for federal income tax purposes or otherwise (in full or in part), a distribution of depreciation or any other non-cash item accounted for as a loss or deduction from or offset to the partnership's income, and that no limited partner shall be obligated to pay any such amount to or for the account of the Company or any creditor of the Company. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of the Agreement, any limited partner is obligated to make any such payment such obligation shall be the obligation of such limited partner and not of any general partner, provided, however, that Company assets must be exhausted before any limited partner shall be liable for Company obligations.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to general or limited partners or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Securities Act and is therefore unenforceable.

     The Placement Agency Agreement provides that the Placement Agent and/or Selling Securityholder shall indemnify the Company and each of its directors, officers and partners against certain liabilities, including civil liabilities under the Securities Act, to the extent and in the circumstances set forth therein or shall contribute to payments the Company or any of its directors, officers or partners may be required to make in respect thereof.

ITEM 16. EXHIBITS

EXHIBIT
NUMBER                                          DESCRIPTION
- ------        --------------------------------------------------------------------------------
    1.1    -- Form of Placement Agency Agreement
    1.2    -- Form of Escrow Agreement
    4.1    -- Restated Articles of Incorporation/ Partnership Agreement (Incorporated by
              reference to Exhibit A to the Company's Registration Statement No. 33-9881 on
              Form S-4)
    4.2    -- Form of Indenture
    4.3    -- Form of Debenture
    5      -- Opinion of Harwell Howard Hyne Gabbert & Manner, P.C. regarding legality of the
              Debentures and Units of the Company
   12      -- Statement concerning computation of ratio of earnings to fixed charges
   23(a)   -- Consent of Arthur Andersen LLP
   23(b)   -- Consent of Harwell Howard Hyne Gabbert & Manner, P.C. (included in Exhibit 5)
   24      -- Power of Attorney (included in signature page)
   25      -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture
              Act of 1939

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the

        Commission filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses, incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Murfreesboro, State of Tennessee, on the 25 day of August, 1995.

                                          NATIONAL HEALTHCARE L.P.

                                          By: /s/  W. Andrew Adams
                                             ----------------------
                                          Its: President
                                              ---------------------

     Each person whose signature to the Registration Statement appears below hereby appoints W. Andrew Adams and Richard F. LaRoche, Jr., and each of them, as his attorneys-in-fact to execute in the name and on behalf of any such person, individually and in the capacity stated below, and to file all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions in this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on the dates indicated by the following persons in the capacities indicated.

                  SIGNATURE                              TITLE                     DATE
- ---------------------------------------------   ------------------------   ---------------------
                /s/  W. ANDREW ADAMS            President, Principal             August 25, 1995
- ---------------------------------------------     Executive and
               W. Andrew Adams                    Financial Officer,
                                                  Director of NHC, Inc.
                                                  and National
                                                  Healthcare Corporation
                                                  and Individual General
                                                  Partner
                /s/  ROBERT G. ADAMS            Senior Vice President,           August 25, 1995
- ---------------------------------------------     Director NHC, Inc. and
               Robert G. Adams                    National Healthcare
                                                  Corporation
                                                Director NHC, Inc., and                   , 1995
- ---------------------------------------------     National Healthcare
           Olin O. Williams, M.D.                 Corporation, Corporate
                                                  General Partners
                                                Director NHC, Inc., and                   , 1995
- ---------------------------------------------     National Healthcare
              J.K. Twilla, M.D.                   Corporation, Corporate
                                                  General Partners
               /s/  ERNEST G. BURGESS           Director                         August 25, 1995
- ---------------------------------------------
              Ernest G. Burgess

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